As filed with the Securities and Exchange Commission on September 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOLITARIO RESOURCES CORP.
(Exact name of registrant as specified in its charter)

Colorado	84-1285791
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390

Wheat Ridge, CO 80033

(Address of Principal Executive Offices)

2023 Solitario Stock and Incentive Plan

(Full title of the plans)

James R. Maronick

Chief Financial  Officer

4251 Kipling Street, Suite 390

Wheat Ridge, CO 80033

(Name and address of agent for service)

(303) 534-1030

(Telephone number, including area code, of agent for service)

Copies to:

Peter F. Waltz, Esq.

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of this Part I is omitted in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The document(s) containing the information specified in this Part I will be sent or given to participants in the 2023 Solitario Stock and Incentive Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the U.S. Securities and Exchange Commission (“SEC”), are hereby incorporated in this Registration Statement by reference as of their filing date with the SEC:

(a)	Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023, and as amended on March 24, 2023.

(b)

Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 5, 2023 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on August 9, 2023.

(c)	Current Reports on Form 8-K filed with the SEC on June 21, 2023 (only with respect to Items 5.02 and 5.07); June 30, 2023; July 19, 2023; and August 2, 2023 (only with respect to Items 1.01 and 3.02).

(d)

The description of the Company’s common stock contained in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 2, 2020, including any other amendments or reports filed for the purpose of updating such description.

(e)

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

The Colorado Business Corporation Act allows a corporation to indemnify its directors, officers, employees, fiduciaries and agents against liability in certain situations. Our Articles of Incorporation authorize us to indemnify our directors to the fullest extent permitted by Colorado law.

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Under the Colorado Business Corporation Act indemnification would be mandatory with respect to a director or officer who was wholly successful in defense of an action, suit or proceeding. As permitted by the Colorado Business Corporation Act and our By-laws, we will indemnify directors and officers, and may indemnify employees, fiduciaries and agents, against reasonably incurred expenses, judgments, penalties, fines and amounts paid in settlement reasonably incurred by them in connection with an action, suit or proceeding if it is determined that they conducted themselves in good faith and that they reasonably believed (i) in the case of conduct in their official capacity, that their conduct was in the company’s best interests, or (ii) in all other cases (except criminal cases), that their conduct was at least not opposed to the company’s best interests, or (iii) in the case of a criminal proceeding, that they had no reasonable cause to believe their conduct was unlawful. In proceedings brought by or in the right of the Company, indemnification will be limited to reasonable expenses incurred in connection with the proceeding. No indemnification will be provided with respect to any claim, issue or matter in connection with a proceeding by or in the right of the Company in which the person was adjudged to be liable to the Company on in any proceeding charging that the person derived an improper personal benefit, whether or not involving action in an official capacity, in which they were adjudged to be liable to the Company on the basis that they derived an improper personal benefit. Additional indemnification may be provided to officers, employees, fiduciaries or agents if they are not also directors, so long as such additional indemnification is provided for by general or specific action by the board of directors or stockholders or by contract and would not be inconsistent with public policy.

Section 7-109-108 of the Colorado Business Corporation Act provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees, fiduciaries and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 7-108-403 of the Colorado Business Corporation Act provides, among other things, that a director, who votes for or assents to an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions.

Section 7-108-402 of the Colorado Business Corporation Act allows a Colorado corporation to eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising from any breach of the director’s duty of loyalty to the corporation or its shareholders, from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, from any transaction from which the director derived an improper personal benefit, or from any other act, omission or transaction as to which the Colorado Business Corporation Act prohibits the elimination or limitation of liability. Our Articles of Incorporation contain a provision limiting director liability for monetary damages for his or her conduct as a director.

The Registrant also maintains a general liability insurance policy which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8.   Exhibits.

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Articles of Incorporation of Solitario Exploration & Royalty Corp., as amended (incorporated by reference to Exhibit 3.1 to Solitario’s Form 10-Q filed on August 10, 2010)

4.2	Articles of Amendment to Restated Articles of Incorporation of Solitario Zinc Corp. (incorporated by reference to Exhibit 3.1 to Solitario’s Current Report on Form 8-K filed on July 14, 2017)

4.3	Articles of Amendment to Restated Articles of Incorporation of Solitario Zinc Corp. (incorporated by reference to Exhibit 3.1 to Solitario’s Current Report on Form 8-K filed on July 19, 2023)

4.4	Amended and Restated By-laws of Solitario Zinc Corp., as amended (incorporated by reference to Exhibit 3.1 to Solitario’s Form 8-K filed on April 23, 2021

5.1	Opinion of Dykema Gossett, PLLC

23.1	Consent of Dykema Gossett, PLLC (included in Exhibit 5.1)

23.2	Consent of Plante & Moran, PLLC

24.1	Power of Attorney (included on the signature page of this Form S-8)

99.1	2023 Equity Incentive Plan of Registrant, as amended (incorporated by reference to Appendix B to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2023)

107	Filing Fee Table

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Item 9. Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wheat Ridge, Colorado, on September 14, 2023.

SOLITARIO RESOURCES CORP.

By:	/s/ James R. Maronick
James R. Maronick
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher E. Herald and James R. Maronick, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher E. Herald	President, Chief Executive Officer, and Director (Principal Executive Officer)	September 14, 2023
Christopher E. Herald

/s/ James R. Maronick	Chief Financial Officer	September 14, 2023
James R. Maronick	(Principal Financial and Accounting Officer)

/s/ John Labate	Executive Chairman and Director	September 14, 2023
John Labate

/s/ Brian Labadie	Director	September 14, 2023
Brian Labadie

/s/ James Hesketh	Director	September 14, 2023
James Hesketh

/s/ Gil Atzmon	Director	September 14, 2023
Gil Atzmon

/s/ Debbie Austin	Director	September 14, 2023
Debbie Austin

/s/ Joshua D. Crumb	Director	September 14, 2023
Joshua D. Crumb

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